UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2005

ArQule, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-994-0375

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 11, 2005, the Board of Directors of ArQule, Inc. adopted revisions to the Company’s Corporate Code of Conduct (the "Code"). The Code applies to all of our directors, employees and officers, including our President and Chief Executive Officer and our Vice President, Treasurer, Secretary and Chief Financial Officer (our principal executive and principal accounting and financial officers).

The revisions to the Code: (i) cross-reference certain Company policies and eliminate references to certain other policies, as appropriate; (ii) clarify certain aspects of the Company’s Compliance Enforcement Policy with respect to the investigation of complaints under the Code; (iii) eliminate procedures for waivers of the code for non-executive officer employees as well as the provision requiring that waivers of the Code be in writing; (iv) provide additional information about the Company’s policies with respect to potential conflicts of interest, FDA and related matters, and medical information and confidentiality, including pursuant to the Health Insurance and Portability Accountability Act (HIPAA); and (v) make certain updating changes.

The information above is qualified in its entirety by reference to the revised Code, a copy of which is posted on the Company’s website at http://www.arqule.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc.

November 17, 2005	By:	Louise A. Mawhinney

Name: Louise A. Mawhinney
Title: Vice President, Chief Financial Officer, Treasurer and Secretary